Exhibit 10.1
Semiannual Servicer’s Certificate
CenterPoint Energy Transition Bond Company, LLC (formerly Reliant Energy Transition Bond Company LLC)
$748,897,000 Transition Bonds, Series 2001-1
Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the “Agreement”), dated as of October 24, 2001, between CenterPoint Energy Houston Electric, LLC (formerly Reliant Energy, Incorporated), as Servicer, and
CenterPoint Energy Transition Bond Company, LLC
(formerly Reliant Energy Transition Bond Company LLC), as Issuer, the Servicer does hereby certify as follows:
Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.
Collection Periods: September 17, 2007 through March 13, 2008
Payment Date: March 17, 2008
Today’s Date: March 13, 2008

1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:

i.	Remittances for the September 17 through 30, 2007 Collection Period	3,280,283.98
ii.	Remittances for the October 1 through 31, 2007 Collection Period	9,390,659.27
iii.	Remittances for the November 1 through 30, 2007 Collection Period	7,865,584.40
iv.	Remittances for the December 1 through 31, 2007 Collection Period	6,800,945.64
v.	Remittances for the January 1 through 31, 2008 Collection Period	7,616,205.76
vi.	Remittances for the February 1 through 29, 2008 Collection Period	7,053,263.23
vii.	Remittances for the March 1 through 13, 2008 Collection Period	3,128,669.69
viii.	Net Earnings on Collection Account		[9/1/07 through 2/29/08]
	General Subaccount	520,904.04
	Overcollateralization Subaccount	44,049.81
	Capital Subaccount	88,713.45
	Reserve Subaccount	39,216.89

ix.	General Subaccount Balance (sum of i through viii above)	45,828,496.16

x.	Reserve Subaccount Balance as of Prior Payment Date	894,789.50
xi.	Overcollateralization Subaccount Balance as of Prior Payment Date	1,872,242.50
xii.	Capital Subaccount Balance as of Prior Payment Date	3,744,485.00

xiii.	Collection Account Balance (sum of ix through xii above)	52,340,013.16

2. Outstanding Amounts as of Prior Payment Date:

i.	Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	128,969,686.00
iv.	Class A-4 Principal Balance	385,897,000.00

v.	Aggregate Principal Balance of all Series 2001-1 Transition Bonds	514,866,686.00

3. Required Funding/Payments as of Current Payment Date:
		Projected
		Principal	Semiannual
	Series 2001-1 Principal	Balance	Principal Due

i.	Class A-1	0.00	0.00
ii.	Class A-2	0.00	0.00
iii.	Class A-3	106,690,000.00	22,279,686.00
iv.	Class A-4	385,897,000.00	0.00

v.	For all Series 2001-1 Transition Bonds	492,587,000.00	22,279,686.00

		Transition	Days in
		Bond	Interest
		Interest Rate	Period (1)	Interest Due

vi.	Required Class A-1 Interest	3.840%	180	0.00
vii.	Required Class A-2 Interest	4.760%	180	0.00
viii.	Required Class A-3 Interest	5.160%	180	3,327,417.90
ix.	Required Class A-4 Interest	5.630%	180	10,863,000.55
	(1) On 30/360 Day basis.

			Funding
		Required Level	Required

x.	Overcollateralization Subaccount	2,028,262.71	156,020.21
xi.	Capital Subaccount	3,744,485.00	0.00

4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:

i.	Trustee Fees and Expenses	2,560.00
ii.	Servicing Fee	187,224.25 (1)
iii.	Administration Fee and Independent Managers Fee	53,500.00 (2)
iv.	Operating Expenses	22,279.00 (3)
v.	Semiannual Interest (including any past-due Semiannual Interest for
	prior periods)

			Per $1,000
			of Original
	Series 2001-1	Aggregate	Principal Amount

	1. Class A-1 Interest Payment	0.00	0.00
	2. Class A-2 Interest Payment	0.00	0.00
	3. Class A-3 Interest Payment	3,327,417.90	25.60
	4. Class A-4 Interest Payment	10,863,000.55	28.15

vi.	Principal Due and Payable as a result of Event of Default or on
	Final Maturity Date

			Per $1,000
			of Original
	Series 2001-1	Aggregate	Principal Amount

	1. Class A-1 Principal Payment	0.00	0.00
	2. Class A-2 Principal Payment	0.00	0.00
	3. Class A-3 Principal Payment	0.00	0.00
	4. Class A-4 Principal Payment	0.00	0.00

vii.	Semiannual Principal
			Per $1,000
			of Original
	Series 2001-1	Aggregate	Principal Amount

	1. Class A-1 Principal Payment	0.00	0.00
	2. Class A-2 Principal Payment	0.00	0.00
	3. Class A-3 Principal Payment	22,279,686.00	171.38
	4. Class A-4 Principal Payment	0.00	0.00

viii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
ix.	Operating Expenses not Paid under Clause (iv) above	0.00
x.	Funding of Capital Subaccount (to required level)	0.00
xi.	Funding of Overcollateralization Subaccount (to required level)	156,020.21
xii.	Net Earnings in Capital Subaccount Released to Issuer	88,713.45
xiii.	Deposit to Reserve Subaccount	8,848,094.80
xiv.	Released to Issuer upon Series Retirement: Collection Account	0.00

xv.	Aggregate Remittances as of Current Payment Date	45,828,496.16

(1)	Servicing fee: $748,897,000 x .05% x 180/360 = $187,224.25
(2)	Administration fee: $50,000 x 180/180 = $50,000.00; Independent Managers fee: $3,500.00
(3)	Reimbursement to Administrator for fees/expenses paid to outside legal counsel ($5,000.00), printer ($2,279.00) and rating agencies ($15,000.00).

5. Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(d) of Indenture):

i.	Reserve Subaccount (available for 4.i. through 4.xii.)	0.00
ii.	Overcollateralization Subaccount (available for 4.i. through 4.ix.)	0.00
iii.	Capital Subaccount (available for 4.i. through 4.ix.)	0.00

iv.	Total Withdrawals	0.00

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

	Series 2001-1
i.	Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	106,690,000.00
iv.	Class A-4 Principal Balance	385,897,000.00

v.	Aggregate Principal Balance for all Series 2001-1 Transition Bonds	492,587,000.00

vi.	Reserve Subaccount Balance	9,742,884.30
vii.	Overcollateralization Subaccount Balance	2,028,262.71
viii.	Capital Subaccount Balance	3,744,485.00

ix.	Aggregate Collection Account Balance	15,515,632.01

7. Shortfalls In Interest and Principal Payments as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Semiannual Interest
	Series 2001-1
	1. Class A-1 Bond Interest Payment	0.00
	2. Class A-2 Bond Interest Payment	0.00
	3. Class A-3 Bond Interest Payment	0.00
	4. Class A-4 Bond Interest Payment	0.00

ii.	Semiannual Principal
	Series 2001-1
	1. Class A-1 Principal Payment	0.00
	2. Class A-2 Principal Payment	0.00
	3. Class A-3 Principal Payment	0.00
	4. Class A-4 Principal Payment	0.00

8. Shortfalls in Required Subaccount Levels as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Overcollateralization Subaccount	0.00
ii.	Capital Subaccount	0.00
IN WITNESS HEREOF, the undersigned has duly executed and delivered this
Semiannual Servicer’s Certificate this 13th day of March, 2008.
CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
(formerly RELIANT ENERGY, INCORPORATED), as Servicer

by:	/s/ Linda Geiger
Linda Geiger
Assistant Treasurer